UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 13, 2006
INTER-TEL (DELAWARE), INCORPORATED
(formerly Inter-Tel, Incorporated)
(Exact Name of Registrant as specified in charter)
Commission File Number 0-10211

Delaware (State or other jurisdiction of incorporation)	86-0220994 I.R.S. Employer Identification Number

1615 S. 52nd Street Tempe, Arizona (Address of principal executive offices)	85281 (Zip Code)
Registrant’s telephone number, including area code: (480) 449-8900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURES

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
Inter-Tel (Delaware), Incorporated and its predecessor Inter-Tel, Incorporated (considered together, the “Company”), previously disclosed both in an exhibit to its Current Report on Form 8-K filed February 14, 2006 and in its Annual Report on Form 10-K filed March 16, 2006, as amended, the Company’s discovery during its year-end close procedures that certain accounting errors had occurred that affected 2005 and prior years. The Company also disclosed in such Form 8-K and Form 10-K filings the decision to restate certain financial statement amounts for all periods presented.
No changes are being made to the Company’s restated financial statements as they appear in the Company’s Annual Report on Form 10-K, filed March 16, 2006 and no further restatement of the Company’s financial statements is anticipated. The purpose of this filing is solely to disclose this previously disclosed restatement in the format required by Item 4.02 of Form 8-K.
Decision to Restate
The audit committee of the Company’s board of directors discussed the errors described below with Ernst & Young, LLP, the Company’s registered independent public accounting firm, and reached the conclusion on February 13, 2006 that, as a result of such errors, the Company’s previous financial statements for (i) the fiscal years ended December 31, 2003 and December 31, 2004, (ii) the nine month period ended September 30, 2005 and (iii) the quarterly periods from January 1, 2004 through September 30, 2005 should be restated. Following such discussion and determination, the Company restated its revenues and related income tax provision for the years ended December 31, 2004 and 2003 and the quarterly periods in 2004 and 2005.
Background and Effect of the Restatement, as previously disclosed in the Annual Report on Form 10-K
During the Company’s year-end close procedures, the Company determined that revenues recorded in 2005 and in prior years that related to a portion of the resale of local and long distance and network services billings were inadvertently recorded in advance of the related service period due to an error in determining the proper time periods covered for certain advance billed products. As a result, the Company herein restated its revenues and related income tax provision for the years ended December 31, 2004 and 2003 and the first three quarters of 2005. This adjustment grew in small increments over a number of years and the effect on each of the prior quarterly and annual results was not material. However, the cumulative amount of the quarterly differences was deemed too large to record in only the fourth quarter of 2005, so management elected to restate prior periods to correct this difference. The cumulative effect of the adjustments resulted in a current liability for deferred revenues of approximately $0.9 million, a decrease in accounts receivable of $1.3 million and a decrease in revenues of $2.2 million on a cumulative basis for all periods prior to the beginning of the quarter ended December 31, 2005.
In addition, the Company determined that the tax treatment of certain intangible assets recorded as part of the acquisition of two foreign subsidiaries (one in 2002 and one in 2005) had not been accounted for correctly. The effect was to overstate our income taxes in 2003 by $240,000, in 2004 by $236,000 and by $329,000 for the nine months ended September 30, 2005. The amounts of the adjustments would not have been material to any of the quarterly or annual results of operations previously reported; however, the cumulative amount of $805,000 was considered too large to record as an adjustment in only the fourth quarter of 2005, so management elected to restate prior periods to correct this difference.
Management has restated previously issued financial statements to reflect these adjustments. The impact on net income from the adjustments is immaterial to the respective restated quarterly and annual results of operations. Based on recalculations of incentive compensation, management and the board of directors do not believe there are any changes in incentive compensation paid to corporate executives for any of the past 3 years.

The following table reflects the effect of the restatement on the Consolidated Statements of Income (in thousands, except per share amounts):

	Year Ended December 31, 2004		Year Ended December 31, 2003
	As Previously	As	As Previously	As
	Reported	Restated	Reported	Restated
Selected Statement of Income Data:
Net sales from resale of local, long distance and network services	$48,924	$48,799	$43,822	$43,624
Total net sales	416,893	416,768	373,836	373,638
Gross profit	221,575	221,450	197,073	196,875
Operating income	41,715	41,590	44,328	44,130
Income before income taxes	43,852	43,727	45,998	45,800
Income taxes	16,798	16,514	17,480	17,165
Net income	$27,054	$27,213	$28,518	$28,635
Net income per share — basic	$1.05	$1.06	$1.14	$1.14
Net income per share — diluted	$0.99	$1.00	$1.08	$1.08
The following table reflects the effect of the restatement on the 2004 Consolidated Balance Sheet (in thousands):

	December 31, 2004
	As Previously	As
	Reported	Restated
Selected Balance Sheet Data:
Accounts receivable net of allowance	$45,176	$44,167
Deferred income taxes	9,905	10,563
Total current assets	304,472	304,121
Goodwill	19,890	21,057
Total assets	406,966	407,782
Other current liabilities	52,196	52,923
Total current liabilities	82,997	83,724
Deferred tax liability	65,234	65,925
Retained earnings	134,455	133,853
Total liability and shareholders’ equity	$406,966	$407,782
The following table reflects the effect of the restatement on the Consolidated Statements of Cash Flows (in thousands):

	Year Ended December 31, 2004		Year Ended December 31, 2003
	As Previously	As	As Previously	As
	Reported	Restated	Reported	Restated
Selected Cash Flow Data:
Net income	$27,054	$27,213	$28,518	$28,635
Deferred income tax expense	11,122	10,839	30,264	29,949
Changes in operating assets and liabilities	$1,998	$2,123	$(18,969)	$(18,771)

A summary of the quarterly results of operations for the years ended December 31, 2005 and 2004 follows (quarterly amounts may not add to the year-end totals due to rounding):
(In thousands, except per share amounts and note 1)

2005	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
	Restated (1)	Restated (1)	Restated (1)

Net sales	$105,618	$115,265	$111,335	$110,676
Gross profit	$53,965	$60,045	$56,260	$56,040
Other charges	$—	$—	$10,378	$1,608
Net income	$1,958	$6,941	$735	$8,220
Net income per share—Basic	$0.07	$0.26	$0.03	$0.31
Net income per share—Diluted	$0.07	$0.26	$0.03	$0.31
Weighted average basic common shares	26,373	26,301	26,147	26,222
Weighted average diluted common shares	27,788	27,069	27,056	26,914

2004	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
	Restated (1)	Restated (1)	Restated (1)	Restated (1)

Net sales	$97,927	$102,657	$105,344	$110,840
Gross profit	$51,994	$54,048	$55,772	$59,636
Other charges — e-Rate	$—	$—	$—	$9,261
Net income	$6,815	$8,019	$9,165	$3,214
Net income per share—Basic	$0.27	$0.31	$0.36	$0.12
Net income per share—Diluted	$0.25	$0.29	$0.34	$0.12
Weighted average basic common shares	25,543	25,715	25,816	25,994
Weighted average diluted common shares	27,350	27,262	26,944	27,509

(1)	The Company has restated its previously reported consolidated financial statements for changes in net sales and income tax provision as described in Note A. The effect of the restatement on net income is a decrease of approximately $5,000, $98,000, and $41,000 for the first, second and third quarter of fiscal 2004, respectively, and an increase of approximately $103,000 for the fourth quarter in fiscal 2004. The effect of the restatement on net income is an increase of approximately $23,000 and $88,000 in the first and third quarter of fiscal 2005, respectively, and a decrease in net income of approximately $52,000 for the second quarter of fiscal 2005. The effect on reported quarterly basic net income per share was a decrease of $0.01 for both the second quarter of fiscal 2004 and the second quarter of fiscal 2005, and an increase of $0.01 for both the fourth quarter of fiscal 2004 and the third quarter of fiscal 2005. There was no effect on reported quarterly basic net income per share for the first and third quarters of fiscal 2004 or for the first quarter of fiscal 2005. The effect on reported quarterly diluted net income per share was a decrease of $0.01 for the second quarter of fiscal 2004 and an increase of $0.01 for the fourth quarter of fiscal 2004 and the third quarter of fiscal 2005. There was no effect on quarterly diluted net income per share for the first and third quarters of fiscal 2004 or for the first and second quarters of fiscal 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL (DELAWARE), INCORPORATED
Dated: September 5, 2006	By:	/s/ Kurt R. Kneip
Kurt R. Kneip
Chief Financial Officer